Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Fourth Quarter and Full Year 2023 Results
New York City, NY – February 14, 2024 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter and full year ended December 31, 2023.
Reported GAAP net income of $30.0 million and $144.5 million for the three and twelve months ended December 31, 2023, respectively, compared to $27.2 million and $14.2 million for the three and twelve months ended December 31, 2022, respectively. Reported diluted earnings per share ("EPS") to common stockholders of $0.28 and $1.42 for the three and twelve months ended December 31, 2023, respectively, compared to $0.25 and $(0.38) for the three and twelve months ended December 31, 2022, respectively.
Reported Distributable Earnings (a non-GAAP financial measure) of $39.3 million and $189.5 million, or $0.39 and $1.92 per diluted common share on a fully converted basis(1), for the three and twelve months ended December 31, 2023, respectively, compared to $38.8 million and $116.1 million, or $0.37 and $1.07 per diluted common share on a fully converted basis(1), for the three and twelve months ended December 31, 2022, respectively.
Fourth Quarter 2023 Summary
•Produced a fourth quarter GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 7.2% and 9.8%, respectively
•Book value of $15.77 per diluted common share on a fully converted basis(1)
•Declared fourth quarter common stock cash dividend of $0.355, representing an annualized 9.0% yield on book value
•GAAP and Distributable Earnings dividend coverage of 80% and 109%, respectively
•Closed $231 million of new loan commitments at a weighted average spread of 391 basis points
•Total liquidity of $1.5 billion, which includes $338 million in cash and cash equivalents and $55 million in CLO reinvest available
•Repurchased 267,968 shares of common stock at a net average price of $12.47 per share for an aggregate of $3.3 million, which represents a $0.01 per share increase to book value
Full Year 2023 Summary
•Produced a full year GAAP and Distributable Earnings ROE of 8.9% and 12.1%, respectively
•GAAP and Distributable Earnings dividend coverage of 100% and 135%, respectively
•Closed $818 million of new loan commitments at a weighted average spread of 450 basis points, ending the year with a core portfolio aggregate principal balance of approximately $5.0 billion
•Closed BSPRT 2023-FL10 ("FL10 CRE CLO"), a $897 million managed Commercial Real Estate Collateralized Loan Obligation ("CLO") with an 18-month reinvestment period
•Received proceeds of $96 million on the Brooklyn hotel loan, representing the full principal amount of the loan and approximately $20 million in additional proceeds after payment of all related closing expenses
•Repurchased 1,026,105 shares of common stock at an average price of $12.19 per share for an aggregate of $12.5 million, which represents a $0.05 per share increase to book value
Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “FBRT achieved strong results in the fourth quarter, comfortably covering our common stock dividend on a distributable earnings basis. For the year, FBRT delivered a 12.1% distributable earnings return on common equity, reflecting the stability of our multifamily-focused portfolio. We remain committed to delivering long-term stockholder value."
Further commenting on the Company's results, Michael Comparato, President of FBRT, added, “We are defensively positioned and ended the year with a liquidity position totaling $1.5 billion. We also have been actively originating new

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

loans throughout 2023. As our pipeline grows and origination volumes improve, we expect to grow our portfolio and put this capital to work at attractive levels in 2024."
Core portfolio: For the quarter ended December 31, 2023, the Company closed $231 million of new loan commitments, funded $270 million of principal balance on new and existing loans, and received loan repayments of $174 million for a net increase in our core portfolio principal balance of $84 million. The Company's core portfolio at the end of the quarter consisted of 144 loans with an aggregate principal balance of approximately $5.0 billion. The average loan size was approximately $35 million. Over 99% of the aggregate principal balance of the Company's portfolio is in senior mortgage loans with approximately 98% in floating rate loans and approximately 77% of the portfolio is collateralized by multifamily properties. The Company's exposure to office loans is only 5%. As of December 31, 2023, the Company had six loans on its watch list (risk rating of four). Subsequent to year-end, the Company closed $113.2 million of new loan commitments consisting of two loans.
Allowance for credit losses: During the quarter, the Company recognized an incremental provision for credit losses of approximately $5.4 million.
Book Value
As of December 31, 2023, book value was $15.77 per diluted common share on a fully converted basis(1).
Share Repurchase Program
During the quarter, the Company repurchased 267,968 shares of the Company's common stock under the Company's $65 million share repurchase program. These shares were repurchased at a net average price of $12.47 per share, inclusive of any broker's fees or commissions, for an aggregate of $3.3 million. As of February 7, 2024, $35.2 million remains available under the $65 million share repurchase plan. FBRT's Board of Directors has extended the share repurchase authorization through December 31, 2024.
Subsequent Event
Subsequent to year end, the Company obtained, through deed-in-lieu of foreclosure, a multifamily property located in San Antonio, Texas. The watch list loan had an amortized cost basis of $42.2 million as of December 31, 2023. The Company is under contract to sell the property for $42.8 million. The sale is expected to close in the immediate future.
Distributable Earnings and Run-Rate Distributable Earnings
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans, derivatives and ARMs, including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) loan workout charges, (vii) realized gains and losses on debt extinguishment and CLO calls, (viii) actual realized cash loss on a specific real estate owned ("REO") investment, (ix) impairments of acquisition assets related to the Capstead merger and (x) certain other non-cash items. Further, Run-Rate Distributable Earnings, a non-GAAP measure, presents Distributable Earnings before (i) trading and derivative gain/loss on ARMs and (ii) realized cash gain/loss adjustments on REO.
The Company believes that Distributable Earnings and Run-Rate Distributable Earnings provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings is a useful financial metric for existing and potential future holders of its common stock as historically, over time, Distributable Earnings has been an indicator of dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. The Company believes Run-Rate Distributable Earnings is a useful financial metric because it presents the Distributable Earnings of its core businesses, net of the impacts of realized cash gain/loss adjustments on REO as well as the realized trading and derivative gain/loss on the residential adjustable-rate mortgage securities acquired from Capstead Mortgage Corporation, which the Company has liquidated from its portfolio.
Distributable Earnings and Run-Rate Distributable Earnings do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Run-Rate Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Run-Rate Distributable Earnings included at the end of this release for further information.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended December 31, 2023 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, February 15, 2024 at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10185473/fb540286fb. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com?id=IGbENPjX. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of December 31, 2023, FBRT had approximately $6.0 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$337,595	$179,314
Restricted cash	6,092	11,173
Commercial mortgage loans, held for investment, net of allowance for credit losses of $47,175 and $40,848 as of December 31, 2023 and 2022, respectively	4,989,767	5,228,928
Commercial mortgage loans, held for sale, measured at fair value	—	15,559
Real estate securities, trading, measured at fair value (includes pledged assets of $227,610 as of December 31, 2022)	—	235,728
Real estate securities, available for sale, measured at fair value, amortized cost of $243,272 and $220,635 as of December 31, 2023 and 2022, respectively (includes pledged assets of $167,948 and $198,429 as of December 31, 2023 and 2022, respectively)	242,569	221,025
Derivative instruments, measured at fair value	—	415
Receivable for loan repayment (1)	55,174	42,557
Accrued interest receivable	42,490	34,007
Prepaid expenses and other assets	19,213	15,795
Intangible lease asset, net of amortization	42,793	54,831
Real estate owned, net of depreciation	115,830	127,772
Real estate owned, held for sale	103,657	36,497
Total assets	$5,955,180	$6,203,601
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,567,166	$3,121,983
Repurchase agreements and revolving credit facilities - commercial mortgage loans	299,707	680,859
Repurchase agreements - real estate securities	174,055	440,008
Mortgage note payable	23,998	23,998
Other financings	36,534	76,301
Unsecured debt	81,295	98,695
Derivative instruments, measured at fair value	—	64
Interest payable	15,383	12,715
Distributions payable	36,133	36,317
Accounts payable and accrued expenses	13,339	17,668
Due to affiliates	19,316	15,429
Intangible lease liability, held for sale	12,297	—
Intangible lease liability, net of depreciation	—	6,428
Total liabilities	$4,279,223	$4,530,465
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of December 31, 2023 and 2022, respectively	$89,748	$89,748
Redeemable convertible preferred stock Series I, $0.01 par value, none issued and outstanding as of December 31, 2023, 1,000 authorized and 1,000 issued and outstanding as of December 31, 2022	—	5,000
Total redeemable convertible preferred stock	$89,748	$94,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of December 31, 2023 and 2022	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 82,751,913 and 82,992,784 issued and outstanding as of December 31, 2023 and 2022, respectively	820	826
Additional paid-in capital	1,599,197	1,602,247
Accumulated other comprehensive income (loss)	(703)	390
Accumulated deficit	(298,942)	(299,225)
Total stockholders' equity	$1,559,114	$1,562,980
Non-controlling interest	27,095	15,408
Total equity	$1,586,209	$1,578,388
Total liabilities, redeemable convertible preferred stock and equity	$5,955,180	$6,203,601

______________________________________________________________________
(1) Includes $55.1 million and $42.5 million of cash held by the servicer related to the CLOs as of December 31, 2023 and 2022, respectively. The Company no longer holds a residential mortgage backed securities principal paydown receivable as of December 31, 2023. The Company held a residential mortgage backed securities principal paydown receivable of $0.1 million as of December 31, 2022.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Year Ended December 31,
	2023	2022	2021
Income
Interest income	$552,506	$357,705	$216,890
Less: Interest expense	305,577	160,526	56,193
Net interest income	246,929	197,179	160,697
Revenue from real estate owned	17,021	9,655	4,759
Total income	$263,950	$206,834	$165,456
Expenses
Asset management and subordinated performance fee	$33,847	$26,157	$28,110
Acquisition expenses	1,241	1,360	1,203
Administrative services expenses	14,440	12,928	7,658
Impairment of acquired assets	—	—	88,282
Professional fees	15,270	22,566	11,650
Share-based compensation	4,761	2,519	—
Depreciation and amortization	7,128	5,408	2,107
Other expenses	11,135	6,572	3,946
Total expenses	$87,822	$77,510	$142,956
Other income/(loss)
(Provision)/benefit for credit losses	(33,738)	(36,115)	5,192
Realized gain/(loss) on extinguishment of debt	2,201	(5,167)	(4,642)
Realized gain/(loss) on sale of available for sale trading securities	80	—	—
Realized gain/(loss) on sale of commercial mortgage loans, held for sale	—	(354)	26
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	3,873	2,358	24,208
Gain/(loss) on other real estate investments	(7,089)	(692)	9,790
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	44	(511)	469
Trading gain/(loss)	(605)	(119,220)	(36,128)
Unrealized gain/(loss) on derivatives	(140)	(15,840)	7,402
Realized gain/(loss) on derivatives	998	60,033	484
Total other income/(loss)	$(34,376)	$(115,508)	$6,801
Income/(loss) before taxes	141,752	13,816	29,301
(Provision)/benefit for income tax	2,757	399	(3,599)
Net income/(loss)	$144,509	$14,215	$25,702
Net (income)/loss attributable to non-controlling interest	706	216	—
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$145,215	$14,431	$25,702
Less: Preferred stock dividends	26,993	41,741	33,587
Net income/(loss) attributable to common stock	$118,222	$(27,310)	$(7,885)

Basic earnings per share	$1.42	$(0.38)	$(0.18)
Diluted earnings per share	$1.42	$(0.38)	$(0.18)
Basic weighted average shares outstanding	82,307,970	71,628,365	43,419,209
Diluted weighted average shares outstanding	82,307,970	71,628,365	43,434,731

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings for the years ended December 31, 2023, 2022 and 2021 (dollars in thousands):

	Year Ended December 31,
	2023	2022	2021
GAAP Net Income	$144,509	$14,215	$25,702
Adjustments:
Depreciation and amortization	7,128	5,408	2,107
Impairment of Acquired Assets	—	—	88,282
CLO amortization acceleration (1)	(5,521)	(438)	250
Unrealized (gain)/loss on financial instruments (2)	7,185	17,010	(7,853)
Unrealized (gain)/loss - ARMs	415	43,557	20,670
Subordinated performance fee (3)	6,171	(8,380)	9,846
Non-Cash Compensation Expense	4,762	3,485	—
(Reversal of)/Provision for credit losses	33,738	36,115	(5,192)
Loan workout charges/(loan workout recoveries) (4)	(5,105)	5,104	—
Realized (gain)/loss on debt extinguishment / CLO call	(2,201)	—	—
Realized trading and derivatives (gain)/loss on ARMs	677	21,726	13,600
Run Rate Distributable Earnings (5)	$191,758	$137,802	$147,412
Realized trading and derivatives gain/(loss) on ARMs	(677)	(21,726)	(13,600)
Realized cash gain/(loss) adjustment on REO (6)	(1,571)	—	—
Distributable Earnings	$189,510	$116,076	$133,812
7.5% Cumulative Redeemable Preferred Stock, Series E Dividend	(19,367)	(19,367)	(4,842)
Non-controlling interests in joint ventures net (income)/loss	(602)	216	—
Depreciation and amortization attributed to non-controlling interests of joint ventures	(31)	(1,415)	—
Distributable Earnings to Common	$169,510	$95,510	$128,970
Average Common Stock and Common Stock Equivalents	1,403,558	1,456,871	1,146,009
GAAP Net Income/(Loss) ROE	8.9%	(0.3)%	1.8%
Run-Rate Distributable Earnings ROE	12.2%	8.0%	12.4%
Distributable Earnings ROE	12.1%	6.6%	11.3%
GAAP Net Income/(Loss) Per Share, Diluted	$1.42	$(0.38)	$(0.18)
GAAP Net Income/(Loss) Per Share, Fully Converted (7)	$1.42	$(0.06)	$0.33
Run-Rate Distributable Earnings Per Share, Fully Converted (7)	$1.94	$1.31	$2.23
Distributable Earnings Per Share, Fully Converted (7)	$1.92	$1.07	$2.02
________________________
(1) Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings.
(2) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(3) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payments of the subordinated performance fee made during the period.
(4) Represents loan workout charges the Company incurred, which the Company deemed likely to be recovered. Reversal of loan workout charges represent recoveries received. During the second quarter of 2023, the Company recovered $5.1 million of loan workout charges, in aggregate, related to the loan workout charges incurred in 2022.
(5) Distributable Earnings before realized trading and derivative gain/loss on residential adjustable-rate mortgage securities (“Run-Rate Distributable Earnings”) (a non-GAAP financial measure).
(6) Represents the actual realized cash loss on a specific REO investment.
(7) Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.